                                                                    EXHIBIT 12.1

                                  MANPOWER INC.

      Statement Regarding Computation of Ratio of Earnings to Fixed Charges

                                  (in millions)



                                                     3 MONTHS ENDED
                                                     MARCH 31, 2002
                                                   -----------------
Earnings:
    Earnings before income taxes                        $  10.7
    Fixed charges                                          27.6
                                                        -------
                                                        $  38.3
                                                        =======


Fixed charges:
    Interest (expensed or capitalized)                  $   9.9
    Estimated interest portion of rent expense             17.7
                                                        -------
                                                        $  27.6
                                                        =======

Ratio of earnings to fixed charges                          1.4
                                                        =======

                                                                                 YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------------------------------------------
                                                          2001             2000             1999             1998             1997
                                                        -------          -------          -------          -------          -------
Earnings:
    Earnings before income taxes                        $ 197.9          $ 265.2          $ 205.8          $ 113.8          $ 249.2
    Fixed charges                                         107.4             94.0             71.6             65.1             47.2
                                                        -------          -------          -------          -------          -------
                                                        $ 305.3          $ 359.2          $ 277.4          $ 178.9          $ 296.4
                                                        =======          =======          =======          =======          =======


Fixed charges:
    Interest (expensed or capitalized)                  $  39.1          $  35.0          $  17.3          $  19.2          $  11.1
    Estimated interest portion of rent expense             68.3             59.0             54.3             45.9             36.1
                                                        -------          -------          -------          -------          -------
                                                        $ 107.4          $  94.0          $  71.6          $  65.1          $  47.2
                                                        =======          =======          =======          =======          =======

Ratio of earnings to fixed charges                          2.8              3.8              3.9              2.7              6.3
                                                        =======          =======          =======          =======          =======



NOTE: The calculation of Ratio of Earnings to Fixed Charges set forth above is different than the calculation of Ratio of Earnings to Fixed Charges that is required by our various borrowing facilities.